As filed with the Securities and Exchange Commission on March 27, 2007

Registration No. 333-140496

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CAI International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7359	94-3298884
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Embarcadero Center

Suite 2101

San Francisco, California 94111

(415) 788-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Masaaki (John) Nishibori

President and Chief Executive Officer

CAI International, Inc.

One Embarcadero Center

Suite 2101

San Francisco, California 94111

(415) 788-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward J. Wes, Jr. Bruce McNamara Sonny Allison Perkins Coie LLP 101 Jefferson Drive Menlo Park, California 94025 (650) 838-4300	Daniel G. Kelly, Jr. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table shows the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates, other than the SEC registration fee, the New York Stock Exchange filing fee and The New York Stock Exchange listing fee.

SEC registration fee	$10,700
NASD filing fee	10,500
New York Stock Exchange listing fee
Accounting fees and expenses
Legal fees and expenses
Printing and engraving expenses
Transfer agent’s fees
Blue sky fees and expenses
Miscellaneous

Total*	$

*	To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (DGCL) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case or proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty; (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law; (3) unlawful payments of dividends, stock purchases or redemptions; or (4) transactions from which a director derives an improper personal benefit. Our certificate of incorporation contains such a provision.

Our bylaws incorporate Section 145 of the DGCL, which provides that we will indemnify each director and officer against all claims and expenses resulting form the fact that such person was a director, officer, agent or employee of the registrant. A claimant is eligible for indemnification if the claimant (1) acted in good faith and in a manner that, in the claimant’s reasonable belief, was in or not opposed to the best interests of the registrant; or (2) in the case of a criminal proceeding, had no reasonable cause to believe the claimant’s conduct was unlawful. This determination will be made by our disinterested directors, our stockholders or independent counsel in accordance with Section 145 of the DGCL.

Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred b such person in any such capacity, or arising out of such person’s status as such. We have obtained liability insurance covering our directors and officers for claims asserted against them or incurred by them in such capacity.

In addition, we have entered or, concurrently with this offering, may enter, into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements will, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of CAI International, Inc. or as a director or officer of any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

The underwriting agreement provides that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 hereto.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

There have been no sales of unregistered securities in the last three years.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	EXHIBITS

Exhibit No.	Description

*1.1	Form of Underwriting Agreement

*3.1	Amended and Restated Certificate of Incorporation of CAI International, Inc.

*3.2	Amended and Restated Bylaws of CAI International, Inc.

*4.1	Form of Common Stock Certificate

*5.1	Form of Opinion of Perkins Coie LLP

**10.1	Amended and Restated Revolving Credit and Term Loan Agreement, dated September 29, 2006, among Container Applications International, Inc., the Lenders listed on Schedule 1 thereto, Bank of America, N.A., Banc of American Securities LLC, LaSalle Bank National Association and Union Bank of California, N.A.

‡10.2	Note Issuance Agreement, dated October 1, 2006, between Container Applications International, Inc. and Interpool, Inc.

‡10.3	Convertible Subordinated Secured Note, dated October 1, 2006, issued to Interpool, Inc.

**10.4	Employment Agreement, effective November 1, 2006, by and between CAI International, Inc. and Hiromitsu Ogawa

**10.5	Employment Agreement, effective November 1, 2006, by and between CAI International, Inc. and Masaaki (John) Nishibori

**10.6	Employment Agreement, effective November 1, 2006, by and between CAI International, Inc. and Victor M. Garcia

Exhibit No.	Description
**10.7	Amended and Restated Registration Rights Agreement, dated February 16, 2007, by and among CAI, Inc., Hiromitsu Ogawa, Ogawa Family Trust dated 7/06/98, Ogawa Family Limited Partnership and DBJ Value Up Fund

*10.8	Form of Indemnification Agreement between CAI International, Inc. and each of its current executive officers and directors

**10.9	Office Lease for One Embarcadero Center, dated July 27, 2005, between Container Applications International, Inc. and One Embarcadero Center Venture

*10.10	2007 Equity Incentive Plan

‡‡10.11	Second Management Agreement between Container Applications International, Inc. and P&R Equipment & Finance Corporation dated March 1, 1996

‡‡10.12	Management Agreement between Container Applications International, Inc., P&R Equipment & Finance Corporation and Interpool Containers Limited dated March 14, 2006

**21.1	Subsidiaries of CAI International, Inc.

**23.1	Consent of KPMG LLP

*23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1)

**24.1	Powers of Attorney (included on the signature page to this registration statement as initially filed on February 7, 2007)

*	To be filed by amendment.
**	Previously filed.
‡	Incorporated by reference to Exhibit 10.65 to Interpool Inc.’s Quarterly Report on Form 10-Q, dated November 7, 2006 (File No. 001-11862).
‡‡	Confidential treatment requested as to portions of this exhibit.

(b)	The following financial statement schedule is filed as part of this Registration Statement:

Schedule II—Valuation Accounts

All other financial statement schedules have been omitted because they are not required, not applicable or the information to be included in the financial statement schedules is included in the Consolidated Financial Statements or the notes thereto.

ITEM 17. UNDERTAKINGS.

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or

(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California on March 27, 2007.

CAI International, Inc.

By:	/S/ MASAAKI (JOHN) NISHIBORI
Masaaki (John) Nishibori
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed on March 27, 2007 by or on behalf of the following persons in the capacities indicated.

Signature	Title

* Hiromitsu Ogawa	Executive Chairman of the Board

/S/ MASAAKI (JOHN) NISHIBORI Masaaki (John) Nishibori	President, Chief Executive Officer and Director (principal executive officer)

/S/ VICTOR GARCIA Victor Garcia	Chief Financial Officer (principal financial and accounting officer)

*By:	/S/ MASAAKI (JOHN) NISHIBORI
Masaaki (John) Nishibori Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

*1.1	Form of Underwriting Agreement

*3.1	Amended and Restated Certificate of Incorporation of CAI International, Inc.

*3.2	Amended and Restated Bylaws of CAI International, Inc.

*4.1	Form of Common Stock Certificate

*5.1	Form of Opinion of Perkins Coie LLP

**10.1	Amended and Restated Revolving Credit and Term Loan Agreement, dated September 29, 2006, among Container Applications International, Inc., the Lenders listed on Schedule 1 thereto, Bank of America, N.A., Banc of American Securities LLC, LaSalle Bank National Association and Union Bank of California, N.A.

‡10.2	Note Issuance Agreement, dated October 1, 2006, between Container Applications International, Inc. and Interpool, Inc.

‡10.3	Convertible Subordinated Secured Note, dated October 1, 2006, issued to Interpool, Inc.

**10.4	Employment Agreement, effective November 1, 2006, by and between CAI International, Inc. and Hiromitsu Ogawa

**10.5	Employment Agreement, effective November 1, 2006, by and between CAI International, Inc. and Masaaki (John) Nishibori

**10.6	Employment Agreement, effective November 1, 2006, by and between CAI International, Inc. and Victor M. Garcia

**10.7	Amended and Restated Registration Rights Agreement, dated February 16, 2007, by and among CAI International, Inc., Hiromitsu Ogawa, Ogawa Family Trust dated 7/06/98, Ogawa Family Limited Partnership and DBJ Value Up Fund

*10.8	Form of Indemnification Agreement between CAI International, Inc. and each of its current executive officers and directors

**10.9	Office Lease for One Embarcadero Center, dated July 27, 2005, between Container Applications International, Inc. and One Embarcadero Center Venture

*10.10	2007 Equity Incentive Plan

‡‡10.11	Second Management Agreement between Container Applications International, Inc. and P&R Equipment & Finance Corporation dated March 1, 1996

‡‡10.12	Management Agreement between Container Applications International, Inc., P&R Equipment & Finance Corporation and Interpool Containers Limited dated March 14, 2006

**21.1	Subsidiaries of CAI International, Inc.

**23.1	Consent of KPMG LLP

*23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1)

**24.1	Powers of Attorney (included on the signature page to this registration statement as initially filed on February 7, 2007)

*	To be filed by amendment.
**	Previously filed.
‡	Incorporated by reference to Exhibit 10.65 to Interpool Inc.’s Quarterly Report on Form 10-Q, dated November 7, 2006 (File No. 001-11862).
‡‡	Confidential treatment requested as to portions of this exhibit.